Exhibit 10.2
SEVENTH AMENDMENT TO LOAN DOCUMENTS

THIS SEVENTH AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is entered into as of January 31, 2025, by and between TERRA MORTGAGE PORTFOLIO II, LLC, a Delaware limited liability company (“Borrower”), and TERRA PROPERTY TRUST, INC., a Maryland corporation (“Guarantor”), on the one hand, and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), on the other hand.
RECITALS
1.Lender heretofore extended to Borrower a revolving line of credit in the original maximum principal amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (the “Loan”), which Loan was evidenced by, without limitation, that certain Promissory Note dated as of March 12, 2021, executed by Borrower in favor of Lender (together with any and all amendments thereto or modifications thereof, the “Original Note”).
2.In connection with the Loan, Borrower also executed and delivered to and in favor of Lender that certain Business Loan and Security Loan Agreement (Loan) dated March 12, 2021 (together with any and all amendments thereto or modifications thereof, the “Loan Agreement”), pursuant to which, among other things, Borrower granted to Lender a security interest in the Collateral (as defined in the Loan Agreement) to secure Borrower’s obligations to Lender in connection with the Loan.
3.Payment and performance of Borrower’s indebtedness and obligations in connection with the Loan was and is guaranteed by Guarantor to the extent set forth in the Limited Guaranty dated as of March 12, 2021 in favor of Lender (together with any and all amendments thereto or modifications thereof, the “Guaranty”).
4.Lender perfected its interest in and to the Collateral by causing to be filed a UCC-1 financing statement with the Delaware Secretary of State on March 12, 2021, as Filing No. 2021 2003482 (the “UCC Financing Statement”). Lender’s security interest in the Collateral is first in priority and duly perfected under applicable Law.
5.On or about June 9, 2021, Borrower, Guarantor and Lender entered into the First Amendment to Loan Documents (“First Amendment”), whereby the Advance Rate Schedule attached as Exhibit E to the Loan Agreement was modified, as more particularly set forth therein.
6.On or about January 4, 2022, Borrower, Guarantor and Lender entered into the Second Amendment to Loan Documents (“Second Amendment”), whereby, among other things, the Credit Limit (as defined in the Loan Agreement) of the Loan was increased to
$125,000,000.00 and Borrower executed in favor of Lender that certain Amended and Restated Promissory Note dated as of January 4, 2022 (together with any and all amendments thereto or modifications thereof, the “Note”), which amended, restated, and replaced the Original Note in its entirety.

7.On or about August 3, 2022, Borrower, Guarantor and Lender entered into the Third Amendment to Loan Documents (“Third Amendment”), whereby, among other things, the sublimit applicable to Collateral Loans secured by properties located in New York City was increased and Borrower was allowed to pledge to Lender certain Collateral Loans in which Borrower has granted Participation Interests (as therein defined) to third parties.
8.On or about March 31, 2023, Borrower, Guarantor and Lender entered into the Fourth Amendment to Loan Documents (“Fourth Amendment”), whereby, among other things, the index used to calculate interest under the Note were changed.
9.On or about March 7, 2024, Borrower, Guarantor and Lender entered into the Fifth Amendment to Loan Documents (“Fifth Amendment”), whereby, among other things, (i) certain covenants were either waived or modified, (ii) the Initial Maturity Date was extended, (iii) the Credit Limit of the Loan was decreased to $75,000,000.00, and (iv) the interest rate spread applicable to the Note was decreased.
10.On or about June 26, 2024, Borrower, Guarantor and Lender entered into the Sixth Amendment to Loan Documents (“Sixth Amendment”), whereby, among other things, (i) the Initial Maturity Date was extended, (ii) the option to convert the Loan to a term loan was removed, (iii) the Loan became non-revolving with no additional Advances permitted thereunder, and (iii) certain financial covenants were modified.
11.The Loan Agreement, Note, Guaranty, UCC Financing Statement, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and all other assignments, agreements, instruments and other documents executed by Borrower or Guarantor in connection with the Loan shall at times hereinafter be referred to collectively as the “Loan Documents.”
12.Borrower and Guarantor have requested that Lender, among other items, (i) extend the Maturity Date (as defined in the Loan Agreement) to June 30, 2025, (ii) require an additional monthly payment of principal under the Loan; (iii) include an additional financial covenant, and (iv) make certain other changes to the Loan Documents as more particularly set forth herein. Lender has agreed to do so, subject to the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Recitals; Defined Terms.
The recitals are incorporated herein by this reference as are all exhibits. Borrower and Guarantor, and each of them, agree and acknowledge that the factual information recited above is true and correct. Except as may be otherwise expressly defined in this Agreement, all terms used in this Agreement beginning with a capital letter shall have the meanings ascribed to them in the Loan Agreement.

2.Borrower and Guarantor Acknowledgments as to Obligations and Other Matters.
a.Borrower and Guarantor each acknowledge, confirm and agree that as of January 30, 2025, the total outstanding principal balance of the Note is $16,361,111.11, plus accrued and unpaid interest thereon.
b.Borrower and Guarantor, and each of them, specifically acknowledge, confirm and agree that they do not have any valid offset or defense to the obligations, indebtedness and liability under the Loan Documents.
3.Reaffirmation of Obligations.
This Agreement is, in part, a reaffirmation of the obligations, indebtedness and liability of Borrower and Guarantor, and each of them, to Lender as evidenced by the Loan Agreement, Guaranty and the other Loan Documents. Therefore, Borrower and Guarantor, and each of them, represent, warrant, acknowledge and agree that, except as specified herein, all of the terms and conditions of the Loan Documents are and shall remain in full force and effect, without waiver or modification of any kind whatsoever, and are ratified and confirmed in all respects.
4.Extension of Maturity Date.
a.The definition of “Maturity Date” in Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“’Maturity Date’ means the June 30, 2025, at which time the entire principal balance under the Loan plus all accrued and unpaid interest thereon is and shall be due and payable as provided under the Loan Documents.”
b.The Section of the Note entitled “Maturity Date” is hereby deleted in its entirety and replaced with the following:
“MATURITY DATE. On June 30, 2025 (‘Maturity Date’), the entire unpaid principal balance, and all unpaid accrued interest thereon, and all fees, costs, expenses, and other amounts, shall be due and payable without demand or notice, subject to acceleration as provided in this Note. In the event that Borrower does not pay this Note in full on the Maturity Date then, as of the Maturity Date and thereafter until paid in full, the interest accruing on the outstanding principal balance hereunder shall be computed, calculated and accrued on a daily basis at the Default Rate (as defined hereinafter).”
5.Amendment to Loan Agreement.
a.A new Section 6.5.12 is hereby added, numerically, to Schedule 6.5 attached to the Loan Agreement to state the following:
“6.5.12 Borrower shall furnish to Lender, prior to 11:59 p.m. Phoenix, Arizona time on February 7, 2025 and every following Friday (or if such Friday is not a

Business Day, the next Business Day) thereafter, an updated 13-week cash flow forecast setting forth all sources and uses of cash, and beginning and ending cash balances, as of the last Business Day of the last report, and receipts and disbursements details, presented in a format acceptable to Lender in its sole discretion.”
6.Additional Payments of Principal Required Under the Note.
In addition to the monthly installment payments of interest required under the Note, commencing on the Payment Date (as defined in the Note) of February 1, 2025 and continuing on each Payment Date until the Maturity Date, Borrower shall pay to Lender a monthly installment payment of principal in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00). Borrower acknowledges and agrees that any failure to make the aforementioned payment of principal upon each Payment Date shall constitute an Event of Default under the Loan Documents.
7.Additional Liquidity Generating Activities of Borrower and/or Guarantor.
a.Borrower and Guarantor acknowledge and agree that they are undertaking certain efforts to raise additional capital to pay down the outstanding principal balance of the Loan, including, but not limited to, the following (collectively, the “Liquidity Generating Activities”):
i.Obtaining a payoff for that certain Collateral Loan extended by Borrower to NB FACTORY TIC 1, LLC, NB FACTORY TIC 2, LLC, NB FACTORY TIC 3, LLC, NB FACTORY TIC 4, LLC, NB FACTORY TIC 5, LLC, NB FACTORY TIC 6, LLC, NB FACTORY TIC 7, LLC, NB FACTORY TIC 8, LLC, NB FACTORY TIC 9, LLC, NB FACTORY TIC 10, LLC, NB FACTORY TIC 11, LLC AND NB FACTORY TIC 12, LLC, as
tenants-in-common, collectively, which had a principal balance of $28,000,000.00 as of January 31, 2025, and as evidenced by, among other things, that certain Promissory Note dated August 16, 2021, executed in favor of Borrower (the “Factory Loan Payoff”), which is expected to occur on or before March 31, 2025;
ii.Obtaining a payoff for that certain Collateral Loan extended by Borrower to FOURTH STREET'S KINGSWOOD, LLC, which had a principal balance of
$28,277,499.15 as of January 31, 2025, and as evidenced by, among other things, that certain Promissory Note dated March 24, 2023, executed in favor of Borrower (the “Kingswood Loan Payoff”), which is expected to occur on or before June 30, 2025;
iii.The sale or refinance of the Pinewood asset in the GSW industrial assets loan portfolio after the sale of the other two properties in that portfolio (the “GSW Portfolio Sale”), which is expected to occur on or before May 30, 2025;
iv.Increasing the maximum principal amount and/or availability under that certain line of credit in the current maximum principal amount of $10,000,000.00 extended by Revol One Insurance Company, as assignee, to a subsidiary of Guarantor (the “Facility Upsize”), which is expected to occur on or before May 30, 2025;

v.The receipt of proceeds from Mesa AZ Industrial Owner, LLC or its guarantors (William Shopoff, as Trustee of The Shopoff Revocable Trust dated August 12, 2004) related to any of the excess collateral related to the Newport Lease (Shopoff Credit Facility) or sale of any other the assets of Guarantor (the “Shopoff – Newport Lease Transaction”), which is expected to occur on or before September 30, 2025; and
vi.Update on the progress of re-entitling the Mesa AZ Industrial Owner, LLC property to residential.
b.Upon the consummation or completion of any of the foregoing Liquidity Generating Activities and receipt of Net Proceeds (as hereafter defined) thereof by or for the benefit of Guarantor or any Affiliate, as determined by Lender in its reasonable opinion and judgment, Borrower and/or Guarantor shall be required to apply the specific amounts set forth below from such transactions to make payments to Lender to reduce the outstanding principal balance of the Loan :
i.Upon completion of the Factory Loan Payoff, the Net Proceeds from such transaction (which are expected to be at least $1,250,000.00) shall be paid to Lender and applied to the outstanding principal balance of the Loan;
ii.Upon completion of the Kingswood Loan Payoff, the Net Proceeds from such transaction (which are expected to be at least $5,100,000.00) shall be paid to Lender and applied to the outstanding principal balance of the Loan;
iii.Upon completion of the sale or refinance of the Pinewood property in the GSW Portfolio Sale, the Net Proceeds from such transaction (which are expected to be at least $4,500,000.00) shall be paid to Lender and applied to the outstanding principal balance of the Loan. In addition to the foregoing payment, concurrently with such transaction, Guarantor acknowledges and agrees that it shall pledge to Lender (x) the membership interests of the entity holding the remaining real property not subject to the sale, and (y) at Lender’s sole and absolute election, the mortgage held by Guarantor against the remaining unencumbered assets in the GSW portfolio. Lender may elect the form of such pledge in its reasonable discretion and such pledge shall otherwise be in form and content satisfactory to Lender in its reasonable opinion and judgment;
iv.Upon completion of the Facility Upsize, the Net Proceeds from such transaction (which are expected to be at least $1,500,000.00) shall be paid to Lender and applied to the outstanding principal balance of the Loan; and
v.Upon completion of the Shopoff – Newport Lease Transaction, the Net Proceeds from such transaction (adjusting for Borrower’s pro rata interest with its co- participant (Mavik, as defined in the Loan Agreement) in such transaction) shall be paid to Lender and applied to the outstanding principal balance of the Loan. Borrower acknowledges and agrees to (x) use any Net Proceeds from the excess collateral allocable to Borrower’s participation interest applicable to the Shopoff – Newport Lease Transaction to repay the outstanding principal balance of the Loan, and, to (y) cause Mavik to use any Net Proceeds from

Mavik’s participation interest applicable to the Shopoff – Newport Lease Transaction to repay the outstanding principal balance of the Mavik Loan (as defined in the Loan Agreement).
As used herein, “Net Proceeds” shall mean the gross selling price from the applicable transaction, minus associated debt repayments, and associated expenses (including but not limited to, title, escrow, selling commissions, and normal and customary sale expenses) not to exceed ten percent (10%) of the total gross selling price, as determined by Lender. Under no circumstances will administrative overhead and related expenses be deducted from the gross selling price when calculating the amount of Net Proceeds available.
c.Commencing on February 15, 2025 and continuing on the 15th day of each calendar month thereafter (or if such date is not a Business Day, the next Business Day), Borrower and/or Guarantor shall furnish to Lender, prior to 11:59 p.m. Phoenix, Arizona time on such date, a written update on the status of the foregoing Liquidity Generating Activities, in form and content reasonably satisfactory to Lender.
8.Extension of Eligibility of Mesa Note.
a.Borrower and Guarantor acknowledge and agree that the Collateral Loan extended by Borrower to Mesa Sponsor, which has a principal balance of $31,985,641.65 as of January 31, 2025, and as evidenced by, among other things, that certain Promissory Note executed by Mesa Sponsor in favor of Borrower (the “Mesa Loan”) currently fails to meet the criteria making it an Eligible Receivable under the terms and conditions of the Loan Agreement, including, but not limited to, as a result of the Mesa Loan being pledged under the Borrowing Base in excess of its applicable twenty-four (24) month Dwell Time set forth in the Advance Rate Schedule attached as Exhibit “E” to the Loan Agreement. Notwithstanding the foregoing, and subject to the satisfaction of all conditions precedent set forth in this Agreement, including but not limited to those set forth in Section 12, below, Lender shall extend the Dwell Time applicable to the Mesa Loan to June 30, 2025, and otherwise permit the Mesa Loan to remain pledged under the Borrowing Base with a 55% LTB / 45% LTV Advance Rate in the event the Mesa Loan fails to satisfy any of the other conditions making it an Eligible Receivable until such date. After June 30, 2025, the Mesa Loan shall become an Ineligible Receivable, and Borrower shall be required to pay down the outstanding principal balance of the Loan by any requisite amounts due to its change in eligibility as more particularly set forth in Section 4.1.1(a) of the Loan Agreement.
b.Borrower and Guarantor further acknowledge and agree that the extension of eligibility for the Mesa Loan granted herein is expressly limited to the Mesa Loan and shall not be deemed to be, nor shall it constitute a waiver of Borrower's and/or Guarantor’s obligation to satisfy the eligibility requirements for any other Collateral Loans as set forth in the Loan Documents, or a waiver of any other condition, term or provision now existing or hereafter arising under the Loan Documents, or of Lender's right to insist upon strict compliance with each and every term, condition and provision of the Loan Documents.
9.Agreement as a Loan Document.

From and after the effective date of this Agreement, this Agreement and any other documents and instruments executed in connection herewith shall each constitute one of the “Loan Documents.”
10.Effective Date of Agreement.
This Agreement and the amendments provided for herein shall be effective as of the date set forth above, subject to the timely and complete satisfaction of each and all of the conditions precedent set forth in Section 12 of this Agreement.
11.Borrower’s and Guarantor’s Representations and Warranties.
Borrower and Guarantor, and each of them, hereby represent and warrant to Lender and covenant and agree with Lender as follows:
a.Borrower and Guarantor, and each of them, have full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Borrower and Guarantor and the consummation by Borrower and Guarantor of the transactions contemplated hereby have been duly authorized by all necessary action by or on behalf of Borrower and Guarantor. This Agreement is a valid and binding obligation of Borrower and Guarantor, and each of them, enforceable against Borrower and Guarantor in accordance with its terms.
b.Neither the execution and delivery of this Agreement by Borrower and Guarantor, or either of them, nor the consummation by Borrower and Guarantor, or either of them, of the transactions contemplated hereby, conflicts with or constitutes a violation or a default under any law applicable to Borrower and Guarantor, or either of them, or any contract, commitment, agreement, arrangement or restriction of any kind to which Borrower and Guarantor, or either of them, is a party, by which Borrower and Guarantor, or either of them, is bound or to which any of Borrower’s and Guarantor’s, or either of their, property or assets is subject.
c.There are no actions, suits or proceedings pending, or to the knowledge of Borrower and Guarantor, or either of them, threatened against or affecting Borrower and Guarantor, or either of them, respectively, in relation to their obligations to Lender or involving the validity and enforceability of this Agreement, the Loan Agreement, the Note, the Guaranty or any of the other Loan Documents, as applicable, or the priority of any liens given by Borrower to Lender in accordance with the Loan Agreement, and the other Loan Documents, at law or in equity, or before or by any governmental agency, or which could have an adverse effect on the financial condition, operations, properties, assets, liabilities or earnings of Borrower and Guarantor, or either of them, or the ability of Borrower and Guarantor, or either of them, to perform their respective obligations to Lender.
d.Borrower and Guarantor, and each of them, hereby reaffirm and confirm that the representations and warranties of Borrower and Guarantor, as applicable, contained in the Loan Documents are true, correct and complete in all respects as of the date of this Agreement.

e.Borrower and Guarantor, and each of them, are in full and complete compliance with the terms, covenants, provisions and conditions of the Loan Agreement, the Note, the Guaranty and the other Loan Documents to which they are a party.
All covenants, representations and warranties of Borrower and Guarantor herein are incorporated by reference and hereby made a part of the Loan Agreement and the Guaranty, as applicable.
12.Conditions Precedent to Effectiveness of Agreement.
The effectiveness of this Agreement shall be expressly conditioned upon the following having occurred or Lender having received all of the following on or before January 31, 2025, in form and content satisfactory to Lender and its counsel, in its or their sole and absolute discretion, and suitable for filing or recording, as the case may be, as required:
a.This Agreement, fully executed by Borrower and Guarantor;
b.Payment by Borrower or Guarantor to Lender of a non-refundable payment in the amount of $1,539,721.15 which shall be applied by Lender to the outstanding principal balance of the Loan (“Principal Payment”). The Principal Payment shall be paid Borrower from Borrower’s own immediately available funds;
c.Deposit by Borrower the sum of sum of $460,278.85 (“Additional Interest Reserve Deposit”) from Borrower’s or Guarantor’s own immediately available funds into the Interest Reserve Account (as defined in Section 4.2.5 of the Loan Agreement, as modified by the Sixth Amendment) to replenish the Interest Reserve (as defined in Section 4.2.5 of the Loan Agreement, as modified by the Sixth Amendment);
d.Payment by Borrower to Lender, from Borrower’s or Guarantor’s own immediately available funds, of an extension fee in the amount of $10,000.00, which shall be deemed fully earned by Lender and non-refundable to Borrower upon receipt;
e.Such additional information, assignments, agreements, resolutions, certificates, reports, approvals, instruments, documents, subordination agreements, financing statements, consents and opinions as Lender may request, in its sole and absolute opinion and judgment, in connection with this Agreement and/or any of the matters which are the subject of this Agreement; and
f.Payment of the fees and costs of Lender in connection with the preparation, negotiation, administration and execution of this Agreement including, but not limited to, attorneys’ fees, and other costs and fees of other professionals retained by Lender.
13.Additional Interest Reserve Deposit. Subject to the satisfaction of all conditions precedent set forth in this Agreement, including but not limited to those set forth in Section 12, above, Borrower shall have deposited the full amount of the Additional Interest Reserve Deposit into the Interest Reserve Account. The Additional Interest Reserve Deposit and any and all other funds on deposit in the Interest Reserve Account shall be and remain subject to the Assignment of Deposit Account (as defined in the Sixth Amendment), and Borrower hereby irrevocably authorizes Lender to disburse the same in accordance with Section 4.2.5 of the Loan Agreement.

For the avoidance of doubt, any deposits made by Borrower or Guarantor in the interest Reserve Account (including, but not limited to, the Additional Interest Reserve Deposit) shall be included in Lender’s calculation of the Compensating Balance Requirement (as defined in the Loan Agreement)
14.Release. In consideration of the benefits provided by Lender through this Agreement, Borrower and Guarantor, and each of them, hereby fully, finally, and absolutely and forever release and discharge Lender and its present and former directors, shareholders, officers, employees, agents, representatives, attorneys, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns (the “Released Parties”), for, from, and against any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of the Borrower and/or Guarantor, and, whether now known or which, upon reasonable investigation, would have been known to the Borrower and/or Guarantor, and whether contingent or matured: (i) in respect of any of the Loan Documents, or the actions or omissions of Lender occurring prior to the date of this Agreement in respect of the obligations, or any duties under the Loan Documents; and (ii) arising from events occurring prior to the date of this Agreement. Borrower and Guarantor, and each of them, acknowledge that they have been informed by their attorneys, and are aware of and familiar with the general principle of law which provides that a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with a debtor (the “Unknown Claims”). To the extent applicable, Borrower and Guarantor, and each of them, expressly waive and relinquish all rights and benefits they may have under the principle of law relating to the release of Unknown Claims.
15.Miscellaneous.
a.Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
b.This Agreement may be executed in one or more counterparts but all of the counterparts shall constitute one agreement; provided, however, this Agreement shall not be effective and enforceable unless and until it is executed by all parties hereto.
c.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ANY CONFLICTS OF LAW CONCEPTS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
d.Counterparts. This Amendment may be executed in one or more counterparts, all of which when taken together shall constitute but one instrument, and in the event any signature is delivered by facsimile or “.pdf” transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” were an original thereof.
e.This Agreement and the other documents and instruments executed in connection therewith constitute the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.
f.This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and Guarantor, and each of them, and their respective successors and assigns, except that neither Borrower nor any Guarantor shall assign their rights hereunder or any interest therein without the prior written consent of Lender.
g.This Agreement is not a novation, nor, except as expressly provided in this Agreement, is it to be construed as a release or modification of any of the terms, conditions, warranties, waivers or rights set forth in the Loan Documents. Nothing contained in this Agreement shall be deemed to constitute a waiver by Lender of any required performance by Borrower or Guarantor, and each of them, of any Event of Default or default heretofore or hereafter occurring under or in connection with the other Loan Documents. In the event there is a conflict in any term, condition or provision of this Agreement, on the one hand, and the Loan Agreement, the Guaranty, or any of the other Loan Documents, on the other hand, the terms, conditions and provisions of this Agreement are to control.
[Signature Page Follows]

IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed and delivered this Agreement as of the date set forth above.

BORROWER:
TERRA MORTGAGE PORTFOLIO II, LLC,
a Delaware limited liability company

By:    /s/ Gregory Pinkus     Name: Gregory Pinkus
Its:    Authorized Signatory

GUARANTOR:

TERRA PROPERTY TRUST, INC.,
a Maryland corporation

By: /s/ Gregory Pinkus     Name: Gregory Pinkus
Its: Authorized Signatory

[SIGNATURE PAGE CONTINUES]

[Signature Page to Seventh Amendment To Loan Documents]

LENDER:

WESTERN ALLIANCE BANK,
an Arizona corporation

By: /s/ Maria Englert
Name: Maria Englert
Title: Vice President

[Signature Page to Seventh Amendment To Loan Documents]